As filed with the Securities and Exchange Commission on November 16, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bionomics Limited

(Exact name of registrant as specified in its charter)

Not applicable

(Translation of registrant’s name into English)

Australia	2834	98-1008557
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

200 Greenhill Road

Eastwood SA 5063

Australia

+618 8150 7400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Errol De Souza, Ph.D.

Executive Chairman

c/o CSC-Lawyers Incorporating Service

2710 Gateway Oaks Drive, Suite 150N

Sacramento, CA 95833

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael E. Sullivan, Esq. Nathan Ajiashvili, Esq. Latham & Watkins LLP 12670 High Bluff Drive San Diego, California 92130 (858) 523-5400	Anthony W. Basch, Esq. Yan (Natalie) Wang, Esq. Kaufman & Canoles, P.C. Two James Center 1021 East Cary Street, Suite 1400 Richmond, VA 23219 (804) 771-5700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-268314)

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form F-1 (this “Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of increasing the aggregate number of ordinary shares, represented by ADSs, offered by Bionomics Limited (the “Registrant”) by 8,492,220 ordinary shares, represented by ADSs, 1,107,540 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional ordinary shares, represented by ADSs, of the Registrant. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Registration Statement on Form F-1, as amended (File No. 333-268314) (the “Prior Registration Statement”). The information set forth in the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference in this filing.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

5.1	Opinion of Johnson Winter & Slattery regarding the validity of the ordinary shares being registered

23.1	Consent of Ernst & Young, an independent registered public accounting firm.

23.2	Consent of Johnson Winter & Slattery (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of the Prior Registration Statement filed on November 10, 2022)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Adelaide, Australia on November 16, 2022.

BIONOMICS LIMITED

By:	/s/ Errol De Souza, Ph.D.
Errol De Souza, Ph.D.
Executive Chairman

Signature	Title
* Errol De Souza, Ph.D.	Executive Chairman (principal executive officer)

* Adrian Hinton	Acting Chief Financial Officer (principal financial and accounting officer)

* Jane Ryan, Ph.D.	Director

* Aaron Weaver	Director

* David Wilson	Director

* Miles Davies	Director

* Alan Fisher	Director

*By:	Errol De Souza, Ph.D.
Errol De Souza, Ph.D.
Attorney-in-Fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Bionomics Limited has signed this registration statement on November 16, 2022.

BIONOMICS LIMITED

By:	/s/ Errol De Souza, Ph.D.
Errol De Souza, Ph.D.
Executive Chairman